Exhibit 10.1

LOAN AND SECURITY AGREEMENT
(ALL ASSETS)

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") is made as of the 16th day of January, 2015, by and between COLLABRX, INC., a Delaware corporation (the "Borrower"), and MEDYTOX SOLUTIONS, INC., a Nevada corporation (the "Lender").

INTRODUCTORY STATEMENT

The Lender proposes to make advances to the Borrower in the aggregate principal amount of up to $2,395,644 (the “Advances”) in accordance with the schedule, and subject to the conditions, described in Exhibit A, and subject to the terms and conditions in this Agreement.  As provided in Exhibit A, the making of any Advances is completely discretionary on the part of the Lender.

The Borrower has agreed to repay the Advances, together with simple interest at the rate of fifteen percent (15%) per annum. Contemporaneously herewith, the Borrower has executed and delivered to the Lender a Convertible Promissory Note in the form attached hereto as Exhibit B (the “Note”) in the original principal amount of $2,395,644, providing for the Note to mature on the Maturity Date (as defined in the Note).  The Note is convertible into the common stock, par value $.01 per share (the "Common Stock"), of the Borrower as provided therein.  The Borrower has agreed to secure the payment and performance of its obligations hereunder and under the Note by the grant of a security interest in the Collateral, as further defined in this Agreement.

AGREEMENTS

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

ARTICLE 1 – THE LOAN

SECTION 1.1         Advances.  The Borrower acknowledges that the Borrower is obligated to the Lender for the repayment of the Advances.  The Borrower acknowledges that such amounts are due to the Lender unconditionally and without defense or offset.  Subject to the terms of this Agreement and contemporaneously with its execution, the Borrower shall execute and deliver to the Lender the Note, which Borrower agrees to perform in accordance with its terms.

SECTION 1.2          Note. The Borrower shall execute and deliver the Note to the Lender.  The Borrower shall make payments to the Lender, at 400 S. Australian Avenue, Suite 800, West Palm Beach, Florida 33402, or such other address as the Lender may designate by written notice to the Borrower.

ARTICLE 2 – DEFINITIONS

As used herein, the following terms, when initial capital letters are used shall have the respective meanings set forth below.

"Account Debtor" shall mean any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

"Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Borrower, including a Subsidiary. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

"Banking Day" shall mean any Day other than a Saturday, Sunday or Day on which banks are authorized to close under the laws of the State of Florida.

"Bankruptcy Code" shall mean Title 11 of the United States Code.

"Change of Control" shall mean any of the following:

(a)            the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower;

(b)            the approval by the holders of the Common Stock of a plan relating to the liquidation or dissolution of the Borrower or, if no such approval is required, the adoption of a plan by the Borrower relating to the liquidation or dissolution of the Borrower;

(c)            the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any "person" or "group" (as used in Section 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as used in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting power of the Common Stock;

(d)            the Borrower consolidates with, or merges with or into, any Person; or

(e)            the first day on which the members of the Board of Directors of the Borrower as of the date hereof do not constitute a majority of the Board of Directors of the Borrower.

"Contract Right" shall mean any right of the Borrower to payment under a contract for the sale or lease of goods or the rendering of services which right is at the time not yet earned by performance.

"Day" shall mean a calendar day, unless the context indicates otherwise.

"Enforcement Costs" shall mean all expenses, attorneys' fees, charges, costs, fees, sums and amounts paid or incurred by or on behalf of the Lender, or advanced by the Lender for the benefit or account of the Borrower, in connection with (1) the exercise by the Lender of the rights and remedies provided to the Lender pursuant to this Agreement or any of the other Loan Documents, at law, in equity or otherwise, (2) the enforcement of any provision of this Agreement or any of the other Loan Documents, (3) the collection of any of the Obligations, and (4) the monitoring, administration, processing, servicing, inspecting and auditing of the Obligations and/or the Collateral.

"Environmental Laws" shall mean all federal, state and local laws, whether now or hereafter enacted, and as amended from time to time, relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

"Hazardous Materials" shall mean any (a) hazardous, regulated and/or toxic chemicals, materials, substances or wastes occurring in the air, water, soil or ground water on, over or under the real property owned, occupied or controlled by the Borrower, or in or on improvements thereon, as defined by the Comprehensive Environmental Response, Compensation, and Liability Act (Superfund or CERCLA), and the Superfund Amendments and the Reauthorization Act of 1986 (SARA), 42 U.S.C. §§ 9601 et seq., the Emergency Planning and Community Right‑to‑Know Act, 42 U.S.C. §§ 11001 et seq., the Resource Conservation and Recovery Act (the Solid Waste Disposal Act or RCRA), 42 U.S.C. §§ 6901 et seq., the Federal Water Pollution Control Act (CWA), 33 U.S.C. §§ 1251 et seq., the Clean Air Act (CAA), 42 U.S.C. §§ 7401 et seq., and the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., or comparable state statutes, as each such statute may be amended from time to time, and/or as defined in regulations promulgated thereunder; (b) oil, petroleum products, and their by‑products; (c) any substance, the presence of which is prohibited or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to hazardous, toxic or other substances generated, produced, leaked, released, spilled or disposed of; and (d) any other substance which by law requires special handling in its collection, storage, treatment or disposal including, but not limited to, asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde foam insulation and lead‑based paints.

"Insolvency Proceeding" shall mean any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to (a) the entry of an order for relief under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment or similar law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

"Intellectual Property" shall mean all the Borrower's now owned or hereafter acquired or existing (1) copyrights, works protected by copyright, copyright registrations, copyright applications, and copyright licenses, (2) patents, patent applications and patentable inventions, and all patent licenses, (3) trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof, and all applications in connection therewith, and all trademark licenses, (4) all renewals, extensions, continuations, divisions, modifications, substitutions, continuations‑in‑part or reissues of any thereof, (5) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing, (6) the right to sue for past, present, or future infringements of any of the foregoing, (g) all goodwill of the business related to the foregoing, and (h) all other rights and benefits relating to any of the foregoing throughout the world.

"Lien" shall mean any security interest, encumbrance, hypothecation, lien or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

"Loan" shall mean the loan extended to the Borrower by the Lender as the Advances pursuant to this Agreement and evidenced by the Note.

"Loan Documents" shall mean this Agreement, the Note, all financing statements or other documents executed, delivered and/or filed to perfect security interests granted herein and all other documents, instruments, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with the Loan or the loan transactions contemplated by this Agreement.

"Obligation" or "Obligations" shall mean all present and future obligations, liabilities and indebtedness (whether absolute or contingent, matured or unmatured, direct or indirect, joint and/or several, due or to become due and now existing or hereafter arising) of the Borrower to the Lender evidenced and/or secured by, or otherwise arising under and/or related to, this Agreement and/or any of the other Loan Documents, including without limitation (1) the obligation of the Borrower to pay to the Lender the principal of and interest on the Note and to pay all other sums and charges that may now be or may hereafter become due and payable by the Borrower to the Lender pursuant to this Agreement and/or any of the other Loan Documents; (2) the obligation of the Borrower to observe, perform and comply with all of the other terms, covenants, agreements and conditions contained in this Agreement and the other Loan Documents; (3) any and all charges or amounts due under the terms of the Note or any Loan Documents; and (4) all other present or future payment or performance obligations, liabilities or indebtedness of any kind, of the Borrower to the Lender.

"Permitted Liens" shall mean (1) any interest or title of a lessor under any lease, in each case in the ordinary course of business; (2) statutory Liens for current taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP; (3) mechanics', carriers', workers' and repairers' Liens arising or incurred in the ordinary course of business for sums not yet due and payable; or (4) zoning, entitlement and other land use regulations by any governmental entity or any easements, encroachments or rights of way, in any case which do not materially detract from the value of or current use of the Borrower's property subject thereto; provided, that Permitted Liens shall not include any Lien securing any indebtedness or debt of the Borrower to any Person other than the Lender.

"Person" shall mean any individual, joint venturer, partnership, firm, corporation, limited liability company, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Receivables" shall mean (1) all of the Borrower's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper (including tangible and electronic chattel paper), tax refunds, general intangibles and all rights to receive the payment of money or other consideration under present or future contracts; (2) all present and future cash of the Borrower; (3) all present and future judgments, orders, awards and decrees in favor of the Borrower and causes of action in favor of the Borrower; (4) all present and future contingent and noncontingent rights of the Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit; (5) all present and future claims, rights of indemnification and other rights of the Borrower under or in connection with any contracts or agreements to which the Borrower is or becomes a party or third party beneficiary; (6) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of the Borrower; (7) all present and future rights of the Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (8) all rights which the Borrower may now or at any time hereafter have, by law or agreement, against any Account Debtor or other obligor of the Borrower, and all rights, liens and security interests which the Borrower may now or at any time hereafter have, by law or agreement, against any property of any Account Debtor or other obligor of the Borrower; (9) all invoices and shipping documents; and (10) all present and future interests and rights of the Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which the Borrower is a party, as lessor, sublessor, lessee or sublessee.

"SEC" shall mean the Securities and Exchange Commission or any successor agency.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Subordinated Debt" shall mean any indebtedness or debt of the Borrower to any third Person, the payment of which is subordinated to the payment of the Obligations, in such manner as shall be satisfactory to the Lender in its sole and absolute discretion.

"Subsidiary" shall mean, with respect to a Person, any corporation or other entity (including without limitation, partnerships, joint ventures and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned either directly or indirectly, through one or more other subsidiaries, by such Person.

"UCC" shall mean the Florida Uniform Commercial Code, as the same may be amended from time to time.

The definitions of terms set forth in the UCC shall be controlling unless the context requires otherwise.

ARTICLE 3 – SECURITY INTEREST

SECTION 3.1         Security Interest in Collateral. To secure the prompt payment and performance to the Lender of the Obligations, the Borrower hereby grants to the Lender a continuing Lien upon all of its assets (the "Collateral"), including all of the following Property and interests in Property of the Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(i)             Accounts;

(ii)            Certificated Securities;

(iii)          Chattel Paper;

(iv)          Commercial Tort Claims;

(v)           Contract Rights;

(vi)          Deposit Accounts;

(vii)        Documents;

(viii)       Equipment;

(ix)          Financial Assets;

(x)            Fixtures;

(xi)          General Intangibles, including Payment Intangibles;

(xii)         Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(xiii)        Instruments;

(xiv)       Intellectual Property;

(xv)         Inventory;

(xvi)       Investment Property;

(xvii)      money (of every jurisdiction whatsoever);

(xviii)    Letter of Credit Rights;

(xix)        Payment Intangibles;

(xx)         Security Entitlements;

(xxi)        Supporting Obligations;

(xxii)       Uncertificated Securities; and

(xxiii)     to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

SECTION 3.2           Other Collateral.

3.2.1               Commercial Tort Claims. The Borrower shall promptly notify the Lender in writing upon the Borrower incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon request of the Lender, promptly enter into an amendment to this Agreement and do such other acts or things deemed reasonably appropriate by the Lender to give the Lender a security interest in any such Commercial Tort Claim. The Borrower represents and warrants that as of the date hereof it does not possess any Commercial Tort Claims.

3.2.2               Other Collateral. The Borrower shall promptly notify the Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Property, Letter of Credit Rights or Electronic Chattel Paper, and, upon the request of the Lender, promptly execute such other documents, and do such other acts or things deemed appropriate by the Lender to deliver to the Lender control with respect to such Collateral; promptly notify the Lender in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of the Lender, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Lender to deliver to the Lender possession of such Documents which are negotiable and Instruments, and, with respect to non-negotiable Documents, upon the request of the Lender, use commercially reasonable efforts to have such non-negotiable Documents issued in the name of the Lender; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, and upon the request of the Lender, use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of the Lender.

SECTION 3.3          Lien Perfection; Further Assurances. The Borrower authorizes the filing of such UCC-1 financing statements as are required by the UCC and shall execute such other instruments, assignments or documents as are necessary to perfect the Lender’s Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of the Lender’s first priority Lien upon the Collateral, including, without limitation, the filing of UCC-1 financing statements that indicate the Collateral as all assets of the Borrower or words of similar effect.  The Borrower also hereby ratifies its authorization for the Lender to have filed in any jurisdiction any such UCC-1 financing statements or amendments thereto if filed prior to the date hereof. At the Lender’s request, the Borrower shall also promptly execute or cause to be executed and shall deliver to the Lender any and all documents, instruments and agreements deemed necessary by the Lender, to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 3.4          Lien on Realty. If the Borrower shall acquire at any time or times hereafter any fee interest in real Property, the Borrower agrees promptly to execute and deliver to the Lender, as additional security and Collateral for the Obligations, a mortgage covering such real Property, which mortgage shall be reasonably satisfactory in form and substance to the Lender. Each mortgage shall be duly recorded (at the Borrower's expense) in each office where such recording is required to constitute a valid first priority Lien on the real Property covered thereby.

SECTION 3.5           Collateral Administration.

3.5.1               Location of Collateral. Set forth in Section 8.3 is the address of the Borrower's chief executive office and the location at which the Borrower maintains its books and records relating to Accounts and General Intangibles, and there is no other business location of the Borrower. All material tangible items of Collateral, other than inventory or equipment in transit, out for repair or in the possession of any customer and Collateral delivered to the Lender,  will at all times be kept by the Borrower at the business location set forth in Section 8.3, as updated by the Borrower providing prior written notice to the Lender of any new location.

3.5.2                Insurance of Collateral. The Borrower shall at all times maintain and pay for insurance upon all Collateral wherever located and with respect to the business of the Borrower covering casualty, hazard, public liability, workers’ compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to the Lender. The Borrower shall provide that such policies shall include satisfactory endorsements, naming the Lender as a loss payee or additional insured, as appropriate, as its interest may appear. Unless the Lender shall agree otherwise, each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than ten (10) days’ prior written notice to the Lender in the event of cancellation of the policy for nonpayment of premium and not less than thirty (30) days’ prior written notice to the Lender in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower, or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by such policy. All proceeds of business interruption insurance (if any) of the Borrower shall be remitted to the Lender for application to the outstanding balance of the Loan.

3.5.3               Protection of Collateral. The Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lender’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whomsoever, but the same shall be at the Borrower's sole risk.

SECTION 3.6           Administration of Accounts.

3.6.1                Records, Schedules and Assignments of Accounts. The Borrower shall keep records that are accurate and complete, in all material respects, of its Accounts and all payments and collections thereon and shall submit to the Lender on such periodic basis as the Lender shall request, a sales and collections report for the preceding period, in form acceptable to the Lender, or more frequently as requested by the Lender upon the occurrence and during the continuation of an Event of Default.  If requested by the Lender in writing, upon the occurrence and during the continuation of an Event of Default, the Borrower shall execute and deliver to the Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

3.6.2               Account Verification. Any of the Lender’s officers, employees or agents shall have the right, at any time or times if an Event of Default has occurred and is continuing, in the name of the Lender, any designee of the Lender or the Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. The Borrower shall cooperate fully with the Lender in an effort to facilitate and promptly conclude any such verification process.

3.6.3               Maintenance of Blocked Accounts. Within 45 days of the date hereof (or such longer period as agreed by the Lender in its sole discretion), the Lender shall have control of all deposit and securities accounts of the Borrower, it being understood and agreed that, Borrower will cause or direct all cash (other than funds in deposit accounts described in clauses (i) and (ii) of the first proviso below) to be transferred daily to, or otherwise maintained in, accounts subject to a blocked account agreement.  The Borrower shall maintain blocked deposit accounts pursuant to blocked account arrangements reasonably acceptable to the Lender with such banks as may be selected by the Borrower and be reasonably acceptable to the Lender; provided, that the Lender hereby agrees that it shall not institute or otherwise require a blocked account agreement with regard to any (i) deposit accounts used solely for (A) payroll and employee benefit accounts and (B) tax deposits and withholding accounts, and (ii) petty cash and other accounts that do not in the aggregate hold more than $10,000 (collectively, “Excluded Accounts”).

3.6.4               Collection of Accounts; Proceeds of Collateral. The Lender retains the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors that the Borrower’s Accounts have been assigned to the Lender and to collect the Borrower’s Accounts directly in its own name, or in the name of the Lender’s agent, and to charge the collection costs and expenses, including attorneys’ fees, to the Borrower.

ARTICLE 4 – REPRESENTATIONS AND WARRANTIES OF THE BORROWER

SECTION 4.1          Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

4.1.1               Good Standing. The Borrower (a) is a corporation; (b) is duly organized, validly existing and in good standing under the laws of Delaware; (c) has the organizational power to own its property and to carry on its business as now being conducted; and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

4.1.2               Organizational Authority. The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to incur the Obligations, all of which have been duly authorized by all proper and necessary action. No consent or approval of any shareholders, partners or owners of, or lenders to, the Borrower, and no consent, approval, filing or registration with or notice to any governmental authority on the part of the Borrower, or any other Person is required as a condition to the validity of this Agreement or any of the other Loan Document to which the Borrower is a party, or the performance by the Borrower of the Obligations, with the exception of such consents, approvals, filings, registrations and notices as have been obtained, made or given.

4.1.3               Binding Agreements. This Agreement and the other Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

4.1.4               Litigation. There are no proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any governmental authority against the Borrower.

4.1.5               No Conflicts.  The execution, delivery and performance of this Agreement and each of the other Loan Documents do not (a) contravene the Borrower's certificate of incorporation or bylaws, (b) violate or cause the Borrower to be in default under any provision of any law, rule, regulation, order, judgment, decree or injunction applicable to the Borrower or its Property, (c) result in the breach of or constitute a default under any contract, agreement, lease or instrument to which the Borrower is a party or its Property may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien upon or with respect to any of its Properties now owned or hereafter acquired, other than in favor of the Lender.

4.1.6               No Default. The Borrower is not in default under or with respect to any obligation under any agreement to which the Borrower is a party or by which the Borrower or any of its properties is bound or affected in any respect which could be materially adverse to the business, operations, properties or condition of the Borrower, or which could adversely affect the ability of the Borrower to pay or otherwise perform the Obligations, except as set forth in the Form 8-K filed with the SEC on November 24, 2014 and the Form 8-K filed with the SEC on December 3, 2014.

4.1.7               Ownership of Collateral. The Borrower is the sole and absolute owner of the Collateral, free and clear of all Liens, other than those in favor of the Lender and Permitted Liens. No Person or entity other than the Borrower and the Lender has any legal or equitable interest in any of the Collateral.

4.1.8               Compliance with Laws. The Borrower is not in violation in any material respect of any applicable Law (as hereinafter defined) or any order of any court or arbitrator.  As used in this Agreement, the term "Laws" is the collective reference to all laws, rules and regulations enacted, adopted or issued by any governmental authority (including, without limitation, all laws, rules and regulations relating to employment practices, pension plans, environmental matters, consumer protection and occupational, health and safety standards), and the term "Law" is the individual reference to any of the Laws.

4.1.9               Business Names and Addresses. The Borrower has not conducted business under any name other than its current name or conducted business in any jurisdiction other than CLRX, Inc. and Tegal Corporation.

4.1.10            Taxes. The Borrower has filed or caused to be filed all Federal, state and local income, excise, property and other tax returns which are required to be filed. All such returns are true and correct and the Borrower has paid or caused to be paid all taxes, assessments, interest and penalties as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, including, but not limited to, all F.I.C.A. payments and withholding taxes. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of the Borrower are sufficient for the payment of all unpaid Federal, state, county and local income, excise, property and other taxes, whether or not disputed, of the Borrower accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Borrower may be liable.

4.1.11            SEC Reports; Financial Condition.

(a)                      The Borrower has timely filed all reports, together with any amendments required to be made with respect thereto, that were and are required to be filed as of the date hereof with the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed or made available by the Borrower to its stockholders required to be filed subsequent to January 1, 2014 (all such reports are collectively referred to herein as the "SEC Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing.  As of their respective dates, the SEC Reports (including all financial information contained therein) complied in all material respects with the Exchange Act and the rules and regulations promulgated thereunder, as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent SEC Report filed or furnished to the SEC on or before the date hereof.  None of the SEC Reports contained when filed, and any SEC Reports filed with the SEC subsequent to the date hereof will not contain, any untrue statement of a material fact, and none of the SEC Reports omitted when filed, and any SEC Reports filed with the SEC subsequent to the date hereof will not omit to state, a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                     The financial statements of the Borrower included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, year-end audit adjustments which could not reasonably be expected to be material, individually or in the aggregate) and fairly present in all material respects the financial position of the Borrower as of the respective dates thereof and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended (subject, in the case of unaudited interim statements, to normal recurring year-end adjustments that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial condition, operating results, prospects or properties of the Borrower).

(c)                      As of the date hereof, since September 30, 2014, no event which would reasonably be expected to have a material adverse effect on the business, financial condition, operating results, prospects or properties of the Borrower or on the Borrower's ability to perform its obligations under this Agreement or under any Loan Document has occurred.

4.1.12            Other Security Interests. Except for any Lien previously released, the Borrower has not heretofore granted a Lien on any part of the Collateral to any Person or entity other than the Lender and Permitted Liens.  The Liens granted to the Lender pursuant to this Agreement are first priority Liens.

4.1.13             Franchises, Patents, Etc. Except as previously disclosed to the Lender in writing or in the SEC Reports, no franchises, licenses, trademarks, trade names, copyrights or patents are owned or licensed by, or registered in the name of, or have been applied for by, the Borrower, and no such rights or agreements are necessary to the conduct of the present business of the Borrower. The Borrower has no knowledge of and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know‑how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protectable right of any other Person.

4.1.14             Approvals. No approval, consent or other action by any other Person, which approval, consent, or other action has not been obtained or taken or which does not remain in effect as of the date hereof, is or will be necessary to permit the valid execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents.

4.1.15             Domain Names. The identity and location of the servers used in connection with the Borrower's domain name and the identity of the party having control over the domain name server and of the administrative contact with the registry will be disclosed to the Lender promptly upon request. The Borrower shall not change the domain name server without notification to the Lender. The Borrower shall maintain the trademark of the domain name by defending against any infringement suits and by policing the trademark. The Borrower shall renew the domain name registration during the term of this Agreement. The Borrower shall make all payments to the domain name registrar necessary to maintain the domain name.

4.1.16             Pension Plans.  Except as disclosed in the SEC Reports, with respect to matters in existence on the date hereof, the Borrower does not have any employee benefit plan that is covered by Title IV of ERISA.  The Borrower is in compliance with ERISA and the regulations promulgated thereunder.  The Borrower has not incurred any material withdrawal liability that remains outstanding.

4.1.17            Common Stock.  The shares of Common Stock issuable upon conversion of the Note will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable and the issuance of the Note and such shares upon conversion are not, and will not be subject to any preemptive or similar rights.  The issuance of the Note or the issuance of any or all shares of Common Stock into which is it convertible will not constitute a "Triggering Event", and the Lender is not and shall not be an "Acquiring Person" as such terms are defined in the Shareholder Rights Agreement, dated as of April 13, 2011, between the Borrower and Registrar and Transfer Company, as Rights Agent.  The shares of Common Stock into which the Note is convertible have been reserved for issuance by the Borrower.

SECTION 4.2          Survival; Updates of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and, except as hereinafter provided, the making of each Advance. The Borrower shall be deemed to reissue the representations and warranties contained in this Agreement at the time each Advance is requested, unless prior to the making of any such Advance, the Borrower notifies the Lender in writing that any such representation or warranty is no longer true and correct.

ARTICLE 5 – REPRESENTATIONS AND WARRANTIES OF THE LENDER

SECTION 5.1          Representations and Warranties.  The Lender represents and warrants to the Borrower as follows:

5.1.1                Good Standing. The Lender (a) is a corporation; (b) is duly organized, validly existing and in good standing under the laws of Nevada; (c) has the organizational power to own its property and to carry on its business as now being conducted; and (d) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

5.1.2               Organizational Authority. The Lender has full power and authority to enter into this Agreement and to execute and deliver this Agreement and the other Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary action. No consent or approval of any shareholders, partners or owners of, or lenders to, the Lender, and no consent, approval, filing or registration with or notice to any governmental authority on the part of the Lender, or any other Person is required as a condition to the validity of this Agreement or any of the other Loan Document to which the Lender is a party, or the performance by the Lender of this Agreement, with the exception of such consents, approvals, filings, registrations and notices as have been obtained, made or given.

5.1.3               Binding Agreements. This Agreement and the other Loan Documents to which the Lender is a party constitute legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms.

5.1.4               Status.  The Lender (i) is an "accredited investor", as defined pursuant to the Securities Act; (ii) acknowledges that any shares of Common Stock issuable upon conversion of the Note will constitute restricted stock and that they may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of unless registered under the Securities Act and any related state securities laws or such sale, transfer, pledge, hypothecation, assignment or disposal is otherwise exempt from such requirements; (iii) would be acquiring any shares of Common Stock issuable upon conversion of the Note for its own account; (iv) has had an opportunity to review all the SEC Reports; and (v) acknowledges that it may have to hold any shares of Common Stock issuable upon conversion of the Note for an indefinite period of time and that it may have to bear the complete economic loss of any investment in such shares of Common Stock.

ARTICLE 6 – COVENANTS OF THE BORROWER

SECTION 6.1           Affirmative Covenants. So long as any of the Obligations remains outstanding hereunder, the Borrower covenants and agrees with the Lender as follows:

6.1.1                Rights of Inspection.  The Borrower shall permit authorized representatives of the Lender to visit and inspect the Borrower's premises (a) to review, audit, check and inspect the Borrower's books and records and to make abstracts and photocopies thereof, and (b) to discuss the affairs, finances and accounts of the Borrower, with the Borrower's officers, directors, employees, accountants, auditors and other representatives, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request. Any and all costs and expenses after the occurrence and during the continuation of an Event of Default incurred by or on behalf of the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable by the Borrower to the Lender upon demand by the Lender.

6.1.2                Conduct of Business, etc. The Borrower shall 2) do or cause to be done all things necessary to preserve and to keep in full force and effect its existence and such franchises as are necessary for the continuance of its business as currently being conducted, 3) continue to engage substantially only in the business currently being conducted, and 4) conduct its business in the ordinary course in a manner consistent with past practice.

6.1.3                Preservation of Properties. The Borrower shall, at all times 5) maintain, preserve, protect and keep its properties and assets, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties and assets in good operating condition, working order and repair, and 6) comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

6.1.4               Insurance. The Borrower shall, at all times maintain with A‑rated (or better) insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar businesses. Without limiting the generality of the foregoing, the Borrower shall keep adequately insured all of its properties and assets (including, but not limited to, the Collateral) against loss or damage resulting from fire or other risks insured against by extended coverage insurance and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time.  Upon request by the Lender, the Borrower shall use its commercially reasonable efforts to cause to be delivered to the Lender from time to time one or more certificates from the Borrower's insurance company or companies 7) specifying the names of the insurance company or companies, the types and amounts of insurance, a description of the property covered by the insurance, the applicable deductibles, the dates upon which coverage expires and such other information regarding the insurance as the Lender may require; 8) identifying the interest of the Lender with respect to the insurance; and 9) containing an agreement on the part of the insurance company or companies not to cancel, terminate or modify any of the insurance policies without providing at least 30 days' prior written notice to the Lender. Upon request by the Lender, the Borrower shall deliver to the Lender copies of the Borrower's insurance policy or policies.

6.1.5                Obligations. The Borrower shall pay and perform the Obligations as and when provided in this Agreement and the other Loan Documents.

6.1.6                Maintenance of the Collateral. The Borrower shall maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and shall not permit anything to be done to the Collateral which may materially impair the value thereof. The Borrower shall permit authorized representatives of the Lender to enter the Borrower's premises and examine, check, audit and inspect the Collateral at any reasonable time and from time to time without prior notice or consent. Any and all costs and expenses incurred by or on behalf of the Lender in connection with the conduct of any of the foregoing after the occurrence and during the continuation of an Event of Default shall be part of the Enforcement Costs and shall be paid by the Borrower to the Lender upon demand by the Lender.

6.1.7                Defense of Title and Further Assurances. At its expense, the Borrower shall defend the title to the Collateral (or any part thereof), and promptly upon request by the Lender execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, security interest filing statement, certificate or other document the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend any lien or security interest granted to the Lender under this Agreement or under any of the other Loan Documents and the priority of any such lien or security interest. The Borrower shall from time to time do whatever the Lender may reasonably request by way of obtaining, executing, delivering and/or filing financing statements, security interest filing statements, landlords' or mortgagees' waivers, written acknowledgments from any third party holding all or any portion of the Collateral that it does so for the Lender's benefit and any control agreements with respect to any Investment Property, Letter‑of‑Credit Rights, Deposit Accounts or electronic Chattel Paper, and other notices, amendments and renewals thereof, and the Borrower shall take any and all steps and observe such formalities as the Lender may request, in order to create and maintain a valid first‑priority lien on, and security interest in, the Collateral.  The Borrower agrees that a copy of a fully executed loan and security agreement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code.

6.1.8                Litigation and Default Notice. Give the Lender prompt notice of (i) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel to which the Borrower may be a party or by which it or its Properties may be bound or affected and (ii) the occurrence of any Event of Default.

6.1.9                Compliance with Laws. Comply in all material respects with all federal, state and local laws, rules and regulations including, but not limited to Environmental Laws and the Fair Labor Standards Act applicable to its business or its Properties, whether now in effect or hereafter enacted, and upon request of the Lender, the Borrower will provide the Lender with such evidence of compliance as the Lender may reasonably request.

6.1.10             Hazardous Materials. With respect to all property owned, subleased, operated or occupied by the Borrower, maintain and cause all operators, tenants, subtenants, licensees and occupants of all such property to maintain such property free of all Hazardous Materials, and prevent all such property from being used for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials; and deliver to the Lender copies of all reports prepared by any governmental authority, any environmental auditor or engineer, or any other Person, relating to or in connection with the Borrower's compliance with any Environmental Laws, unless the Borrower cannot obtain such reports or copies thereof.

6.1.11             Financial Records.  Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions.

6.1.12             Use of Advances.  The Borrower shall spend each Advance solely for the purposes reflected on the relevant request for Advance.

SECTION 6.2          Negative Covenants. So long as any of the Obligations remains outstanding hereunder, the Borrower covenants and agrees with the Lender as follows:

6.2.1                Liens. The Borrower shall not create, incur, assume or suffer to exist any lien or encumbrance upon, or any security interest in, any of the Collateral, other than those in favor of the Lender and Permitted Liens.

6.2.2                Other Businesses. The Borrower shall not engage directly or indirectly in any business other than its business as currently conducted.  The Borrower shall not divert any of its business to any Affiliate.

6.2.3                Name Changes, etc. The Borrower shall not 10) change its name or the name under which it conducts business; 11) change the location of its chief executive offices or the location of its other places of business, if any; or 12) change the location of any of the Collateral or any of the books and records pertaining to the Collateral, except (a) to the extent any of the Collateral is in transit to any permitted location or to any purchaser of any of the Collateral, and (b) the Borrower may sell its Inventory in the ordinary course of its business.

6.2.4                Disposition of Collateral. The Borrower shall not sell, discount, allow credits or allowances for, exchange, transfer, assign, extend the time for payment on, convey, lease, or otherwise dispose of any of the Collateral, except to the extent permitted in this Agreement; provided, however, that the Borrower shall be permitted to sell its Inventory in the ordinary course of its business.

6.2.5               Fundamental Changes. Without the Lender's prior written consent, the Borrower shall not liquidate, dissolve, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case whether now owned or hereafter acquired) or acquire all or substantially all the assets of any other Person or reclassify, combine, split or subdivide the Common Stock, or authorize or issue any preferred stock.

6.2.6                Subsidiaries.  The Borrower shall not organize or become the owner of a Subsidiary.

6.2.7                Restricted Payments.  The Borrower shall not (a) declare or pay any dividend or make any other payment or distribution on account of the Common Stock; (b) purchase or redeem or otherwise acquire or retire for value any Common Stock; or (c) purchase, redeem, defease or otherwise acquire or retire for value any indebtedness.

6.2.8                Indebtedness.  The Borrower shall not create, incur, assume or suffer to exist any indebtedness except Subordinated Debt and the Borrower shall not make any principal or interest payments on any Subordinated Debt except in accordance with the subordination agreement relating thereto.

6.2.9                Affiliate Transactions.  The Borrower shall not enter into or be a party to any transaction with any Affiliate, other than in the ordinary course of business consistent with past practice.

6.2.10             Charter and Bylaws.  The Borrower shall not amend its certificate of incorporation or bylaws in any way, including the filing of any certificate of designation.

6.2.11             Investments.  The Borrower shall not acquire any equity interest in any other Person or loan, advance or make any capital contribution to any other Person.

6.2.12             Employment.  The Borrower shall not (a) increase or accelerate the compensation payable or to become payable or the benefits provided to its current or former directors, officers, consultants or employees; (b) grant any retention, severance or termination pay to, or enter into any employment, consulting, management, bonus, change of control, severance or similar agreement; (c) establish, adopt or enter into any plan subject to ERISA; (d) loan or advance any money or other property to any current or former director, officer, consultant or employee other than in the ordinary course of business consistent with past practice; or (e) enter into or amend any labor or collective bargaining agreement.

6.2.13            Accounting.  The Borrower shall not (a) change any of its material accounting policies, policies and procedures, except as may be required as a result of a change in applicable law or in GAAP; (b) make any change (or file for such change) in any method of tax accounting;  (c) make, change, revoke or rescind any tax election, file any amended tax return, enter into any closing agreement, waive or extend the statute of limitations in respect of taxes, settle or compromise any claim or dispute relating to taxes or file any tax returns inconsistent with past practice; or (d) waive, release, assign, settle or compromise any pending or threatened claim, demand, action, proceeding or charge in excess of $25,000 individually or $50,000 in the aggregate.

6.2.14            Contracts.  The Borrower shall not amend, modify or consent to the termination of (other than pursuant to its terms) any material contract, agreement or instrument or enter into a contract, agreement or instrument that would be material to its business or that would involve the receipt or expenditure by the Borrower in excess of $50,000 other than in the ordinary course of business consistent with past practice.

ARTICLE 7 – DEFAULT, RIGHTS AND REMEDIES

SECTION 7.1          Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:  (a) any default in the payment or performance of any Obligation that is not cured within three (3) days; (b) any representation or warranty made by Borrower herein or in any of the Loan Documents shall prove to be incorrect, false or misleading in any material respect when made; (c) Borrower shall fail to observe or perform any obligation or agreement contained herein that is not cured within three (3) days; (d) any impairment of the rights of Lender in any Collateral, or any attachment or like levy on any property of Borrower; (e) any default or event of default on the part of the Borrower under any agreement, document or instrument to which the Borrower is a party, or by which any of its Property is bound evidencing or relating to any indebtedness with an outstanding principal balance in excess of $50,000; (f) an Insolvency Event is commenced by the Borrower; the Borrower makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed; or an Insolvency Proceeding is commenced against the Borrower to which the Borrower consents, or which is not dismissed within 45 days after filing or (g) a Change of Control shall occur.

SECTION 7.2          Remedies on Default. Upon the occurrence of an Event of Default, the Lender may, at its option and without any further notice, demand, presentment, protest or other action, declare the then unpaid balance of the Obligations (including, but not limited to, principal and interest under the Note) to be immediately due and payable. Furthermore, unless prohibited by applicable law, the Obligations secured hereby shall automatically and simultaneously mature and become due and payable, without notice or demand, upon any Event of Default pursuant to Section 7.1(f).

If all or any part of the Obligations secured hereby are not paid as and when due and payable, whether by acceleration or otherwise, then the Lender may, at its option, without notice or demand of any kind: (2) obtain appointment of a receiver for all or any of the Collateral, the Borrower hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment. Any receiver so appointed shall have such powers as may be conferred by the appointing authority including any or all of the powers, rights and remedies which the Lender is authorized to exercise by this Agreement or any of the other Loan Documents, and shall have the right to incur such obligations and to issue such certificates therefor as the appointing authority shall authorize; (3) transfer all or any part of the Collateral into the name of the Lender or its nominee, at the Borrower's expense, with or without disclosing that such Collateral is subject to the Lender's security interest; (4) enter upon premises upon which the Collateral is located and, to the extent permitted by law without legal process, take exclusive possession of the Collateral, and redeem the Collateral, or any part thereof (irrespective of redemption penalty); (5) appropriate and apply toward payment of such of the Obligations, and in such order of application, as the Lender may from time to time elect, all or any part of any balances, credits, items or monies in any Lender deposit or deposit account constituting a part of the Collateral; (6) sell the Collateral at public or private sale, either in whole or in part, and the Lender may purchase the Collateral at any such public sale and at any private sale as permitted by law. Such sale shall result in the sale, conveyance and disposition of all right, title and interest of the Borrower in all or any part of the Collateral which is the subject of such a disposition and the Lender is authorized as attorney‑in‑fact for the Borrower to sign and execute any transfer, conveyance or instrument in writing that may be necessary or desirable to effectuate any such disposition of the Collateral, which power shall be coupled with an interest; and (7) exercise all other rights of a secured party under the UCC and all other rights under law or pursuant to this Agreement, all of which shall be cumulative. If any notification of intended disposition of any Collateral is required by law, reasonable notification shall be deemed given if written notice is deposited in the U.S. Mail, first class or certified postage prepaid, addressed to the Borrower and such other persons or entities as the Lender deems to be appropriate, stating all items required by applicable statutes, including the time and place of any public sale or the time after which any private sale or disposition is to be made, at least ten (10) days prior thereto. The proceeds of any disposition of the Collateral shall be applied in the following order (a) First, to pay all costs and expenses associated with the retaking, holding, preparation and disposition of the Collateral; (b) Then to pay attorneys' fees; (c) Next, to pay all accrued but unpaid interest upon the Obligations in such order as the Lender may determine in its discretion; and (d) Finally, to all unpaid principal outstanding upon the Obligations, whether or not due and payable, in such order as the Lender may determine in its discretion. Any remaining surplus shall be paid to the Borrower or otherwise in accordance with law. If the proceeds of such disposition are insufficient to pay the Obligations in full, the Borrower and all other Persons liable thereon shall remain fully obligated to the Lender for the unpaid balance thereof. Nothing contained in this Agreement shall obligate the Lender to collect, sell or otherwise dispose of any or all of the Collateral prior to exercising any other rights or remedies available to the Lender.

SECTION 7.3          Attorney‑in‑Fact.  After the occurrence and during the continuation of an Event of Default, the Borrower hereby appoints the Lender or the Lender's designee as the Borrower's attorney‑in‑fact for the purpose of permitting the Lender to effectively exercise the rights and remedies provided to the Lender in this Agreement and the other Loan Documents, at law, in equity or otherwise, such appointment being coupled with an interest and being irrevocable so long as any of the Obligation is outstanding. Without limiting the generality of the foregoing, the Lender or the Lender's designee is authorized and empowered, as attorney‑in‑fact for the Borrower, to endorse the name of the Borrower upon, and, in its own name or in the name of the Borrower, to present, file, negotiate, transfer, settle, assign or otherwise deal with, any item of payment received or any note, check, draft, money order, instrument, chattel paper, account, document, financing statement, security interest filing statement, document of title, bill of lading, certificate of origin or invoice otherwise relating to or constituting a part of the Collateral or necessary or appropriate to create, perfect, protect, preserve or continue the Lender's lien upon and security interest in, or the value of, the Collateral. All actions taken by the Lender or the Lender's designee as provided above are hereby ratified and confirmed by the Borrower, and neither the Lender nor the Lender's designee shall have any liability to the Borrower for any such action, unless such action constitutes gross negligence or willful misconduct.

SECTION 7.4          Enforcement Costs. The Enforcement Costs, together with interest thereon from the date paid, incurred or advanced by or on behalf of the Lender until paid to the Lender in full at a per annum rate of interest equal at all times to the default rate as described and provided for in the Note, shall be added to and become a part of the Obligations and shall be paid by the Borrower to the Lender upon demand by the Lender.

ARTICLE 8 – MISCELLANEOUS

SECTION 8.1          Course of Dealing or Performance; Amendment. No course of dealing or performance between the Borrower and the Lender shall be effective to amend, modify or change any provision of this Agreement or any of the other Loan Documents. The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure or delay of the Lender at any time or times to enforce the rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or course of conduct in any way or manner contrary to the specific provisions of this Agreement or the other Loan Documents, or as having in any way or manner modified or waived the same. This Agreement and the other Loan Documents may not be amended, modified or changed in any respect except by an agreement in writing signed by the Lender and the Borrower.

SECTION 8.2          Waiver, Cumulative Remedies. The Lender may, at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or any of the other Loan Documents and its consequences; provided, however, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. No such waiver shall extend to any subsequent demand for payment or impair any right consequent thereto, and each such waiver shall be effective only in the specific instance and for the specific purpose for which it is given. The rights, powers and remedies provided to the Lender in this Agreement and the other Loan Documents are cumulative, may be exercised concurrently or separately, may be exercised at any time and from time to time and in such order as the Lender shall determine, and are in addition to, and not exclusive of, the rights, powers and remedies provided to the Lender at law, in equity or otherwise.

SECTION 8.3          Notices. All notices, requests and demands required pursuant to this Agreement to be in writing shall be deemed to have been properly given or made if delivered by hand, or if sent by overnight courier or by certified or registered mail, postage prepaid, return receipt requested, to the intended recipient at the following address:

Borrower:	CollabRx, Inc.
44 Montgomery Street, Suite 800
San Francisco, CA 94104
Attn: Thomas R. Mika

Lender:	Medytox Solutions, Inc.
400 S. Australian Avenue, 8th Floor
West Palm Beach, FL 33401
Attn: Seamus Lagan

Any such notice, request or demand shall be effective when delivered by hand, one (1) Banking Day after being delivered to an overnight courier, or three (3) Banking Days after being deposited in the mail, as applicable, except in cases, if any, where it is expressly herein provided that such notice, request or demand is not effective until actually received by the intended recipient. By written notice given or made as described above, each party to this Agreement may change the address to which notice is to be given to such party, provided that such changed address shall include a street address to which notices may be delivered by hand or by overnight courier in the ordinary course.

SECTION 8.4           Consent to Jurisdiction. The Borrower irrevocably submits, and agrees, to the exclusive jurisdiction of any state or federal court in the State of Florida in connection with  any suit, action or proceeding arising out of or relating to this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection the Borrower may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court may be enforced in any court having jurisdiction over the Borrower by a suit upon such judgment, provided service of process is effected upon the Borrower as provided in this Agreement or as otherwise permitted by applicable law. Nothing contained in this Agreement shall be construed to preclude the Lender from collecting upon any judgment obtained in connection herewith in any court or courts in any jurisdiction or jurisdictions other than Florida.

SECTION 8.5          Service of Process. The Borrower hereby irrevocably designates and appoints any officer or director of the Borrower as the Borrower's authorized agent to accept and acknowledge on the Borrower's behalf service of any and all process that may be served in any suit, action or proceeding instituted in connection with this Agreement. The Borrower hereby consents to process being served in any suit, action or proceeding instituted in connection with this Agreement by (8) mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower, and (9) serving a copy thereof upon any agent hereinabove designated and appointed by the Borrower as the Borrower's agent for service of process. The Borrower irrevocably agrees that such service shall be deemed to be effective service of process upon the Borrower in any such suit, action or proceeding. Nothing contained in this Agreement shall affect the right of the Lender to serve process in any manner otherwise permitted by law.

SECTION 8.6         Authority to File Financing Statements.  The Borrower hereby authorizes the Lender to file a financing statement describing the Collateral (including the designation of the Collateral as "all of the debtor's assets" or "all personal property of the debtor" or similar descriptions).

SECTION 8.7          Recording Taxes, etc. The Borrower shall pay any and all documentary stamps and other recording taxes, fees and charges payable or determined to be payable in connection with the execution, delivery and/or recording of this Agreement or any of the other Loan Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay any such taxes, fees or charges.

SECTION 8.8         Severability. In case one or more of the provisions contained in this Agreement or in any of the other Loan Documents shall be invalid, illegal or unenforceable in any respect, the remaining provisions contained herein and therein shall remain effective and binding on the parties hereto and thereto and shall not be affected or impaired by the invalid, illegal or unenforceable provision or provisions.

SECTION 8.9          Binding Effect. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or thereunder or any interest herein or therein without the prior written consent of the Lender, and any attempted assignment without such consent shall be null and void.

SECTION 8.10       Applicable Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Florida, as the same are in effect from time to time without reference to the conflict of laws principles thereof.

SECTION 8.11       Headings. Headings contained in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 8.12  No Agency. Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit or otherwise obligate the Lender in any way. Nothing contained in this Agreement or any of the other Loan Documents, and no action taken by the Lender pursuant to this Agreement or any of the other Loan Documents, shall be construed to mean that the Lender has assumed or will assume any obligations and/or liabilities of the Borrower under or with respect to any of the Collateral, and the Lender shall not be responsible or obligated for the performance by the Borrower of the Borrower's obligations and/or liabilities under or with respect to any of the Collateral.

SECTION 8.13       Indemnification of the Lender. The Borrower shall protect and indemnify the Lender from and against any and all demands, suits, losses, assessments, fines, claims, damages, penalties, causes of action, costs or other expenses (including, without limitation, attorneys' fees and disbursements), imposed upon or incurred by or asserted against the Lender or the directors, officers, agents or employees of the Lender by reason of and including but not limited to liability or damage resulting from: (10) any failure on the part of the Borrower to perform or comply with any of the terms of this Agreement; (11) any action brought against the Lender attacking the validity of this Agreement or any other Loan Document; and/or (12) actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, on or under the Property or arising from the Borrower's business operations or in the surface or ground water located on or under the Property arising from the Borrower's business operations, or gaseous emissions from the Property or arising from the Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. The term "property damage" as used in this Section includes, but is not limited to, damage of any real or personal property of the Borrower, the Lender, and of any third parties. Any amounts payable to the Lender under this Section which are not paid within ten (10) days after written demand therefor by the Lender shall bear interest at the rate of interest in effect under this Agreement from the date of such demand. In the event any action, suit or proceeding is brought against the Lender or the directors, officers, agents or employees of the Lender by reason of any such occurrence, the Borrower, upon the request of the Lender and at the Borrower's expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower and approved by the Lender. Such obligations under this Section as shall have accrued at the time of any termination of this Agreement shall survive any such termination.

SECTION 8.14        Reinstatement of Liens. If, at any time after payment in full by the Borrower of all Obligations and termination of the Lender's Liens, any payments on the Obligations previously made by the Borrower or any other Person must be disgorged by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower or such other Person), this Agreement and the Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Lender all documents and things necessary to reperfect all terminated Liens.

SECTION 8.15       Change, etc. Neither this Agreement nor any term, condition, representation, warranty, covenant or agreement contained herein may be changed, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom such change, waiver, discharge or termination is sought.

SECTION 8.16       Merger, Integration and Interpretation. The Loan Documents contain the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any such party, or by any employee, officer, agent or attorney of any such party, which is not contained herein or therein, shall be valid or binding. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same.

SECTION 8.17       Waiver of Trial by Jury. THE LENDER AND THE BORROWER, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS BY OR AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS BY OR AGAINST PARTIES OTHER THAN THE BORROWER AND THE LENDER. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATION OF FACT OR OPINION HAS BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN, OR HAS HAD AN OPPORTUNITY TO BE, REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED, OR HAS HAD AN OPPORTUNITY TO DISCUSS, THIS WAIVER WITH SUCH COUNSEL.

SECTION 8.18        Miscellaneous.  This Agreement may be executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Agreement is to be deemed an original hereof, and all counterparts collectively are to be deemed but one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

BORROWER:

COLLABRX, INC.

By:
Name:
Title:

LENDER:

MEDYTOX SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT A

Schedule and Conditions to Each Advance

1.	Subject to the terms and conditions of this Agreement, the Advances will be made in the amounts and on the dates provided in the attached Schedule.

2.	Prior to 2:00 p.m. on the day before the date of any proposed Advance, the Borrower shall provide a written request to the Lender for the Advance, including the amount and the anticipated use of the proceeds of such Advance. Beginning with the second request, the Borrower shall also provide evidence as to how the prior Advance was spent and confirmation that it was used for the reasons specified in the prior request.

3.	Advances may be made by wire transfer to an account of the Borrower.

4.	Notwithstanding anything in this Agreement to the contrary, the making of any Advance is completely discretionary on the part of the Lender. If the Lender determines not to make a requested Advance, it will provide written notice to the Borrower. The Lender not making a requested Advance shall not affect the Borrower's obligations under this Agreement.

5.	The Borrower may determine not to request any particular Advance or determine to request an amount less than provided in the attached Schedule.

EXHIBIT B

Form of Convertible Promissory Note

GRID NOTE

Capitalized and defined terms used in this Grid Note (this “Note”) shall have the meanings set forth below:

HOLDER:	Medytox Solutions, Inc., a Nevada corporation

MAKER:	CollabRx, Inc., a Delaware corporation

DATE:	January 16, 2015

LOAN AGREEMENT:
That certain Loan and Security Agreement, dated as of January 16, 2015, by and between Holder and Maker  (the "Loan Agreement"), pursuant to which this Note is being issued.  All capitalized terms used and not defined in this Note shall have the meanings attributed to them in the Loan Agreement.

SECURITY:	The Collateral, as defined under the Loan Agreement.

CONVERTIBILITY:
Subject to the terms and conditions hereof, in the event of an Event of Default pursuant to the Loan Agreement, the outstanding principal amount of this Note, together with accrued interest, is convertible, at the sole option of the Holder, at any time into shares of the Borrower's Common Stock, par value  $.01 per share, at a conversion price of the lower of (i) $0.85 or (ii) the average of the bid and ask prices of the Common Stock on the trading day immediately prior to the date of conversion.

GOVERNING LAW:	The laws of the State of Florida without reference to the conflicts of law principles thereof.

FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Holder, at its offices at 400 S. Australian Avenue, 8th Floor, West Palm Beach, Florida 33401 or at such other place as the Holder may designate, the principal amount outstanding as recorded by the Holder in the column headed “Unpaid Principal Balance” on the record (the “Grid”) attached to and forming part of this Note, together with interest, from the date of each Advance under this Note, at the applicable interest rate indicated on the Grid as described herein and calculated on the daily unpaid principal balance outstanding hereunder from time to time, on the basis of a three hundred and sixty (360) day year.

Interest on each Advance under this Note shall accrue at a rate of fifteen percent (15%) per annum, provided, however, that in no event shall such interest rate exceed the maximum rate allowed by law.

Subject to the terms and conditions hereof, each Advance, together with accrued and unpaid interest thereon, shall be payable in full on December 31, 2015 (the “Maturity Date”) in lawful money of the United States of America at the office of the Holder, or at such other place as the Holder hereof may designate in writing.

Holder shall be and is unconditionally and absolutely authorized and directed by Maker to record on the Grid (i) the date and amount of each Advance made by Holder and the resulting increase of the Unpaid Principal Balance, (ii) the interest rate applicable to each Advance made by Holder, and (iii) the date and amount of each repayment on account of the principal paid to Holder and the resulting decrease of the Unpaid Principal Balance.  Such notations, in the absence of demonstrable error or manifest mathematical error, shall be prima facie evidence of such Advances and repayments; provided that, the failure of Holder to record an Advance shall not affect the obligations of Maker to pay such amounts to Holder, but failure to record a repayment shall not obligate Maker to continue to pay such repaid amount to Holder.

The principal balance of this Note, together with accrued interest thereon, may be prepaid in whole or in part at any time prior to maturity without fee, premium or penalty, solely with the prior written consent of the Holder, and which written consent shall be at the sole discretion of the Holder.  Maker shall give Holder reasonable advance notice of any request for such consent, and the receipt of any such notice shall not preclude Holder from converting this Note as provided hereunder.  Any prepayments made shall first be applied against any accrued interest outstanding.

This Note is issued pursuant to Section 1.2 of the Loan Agreement.  Any and all Advances under this Note may only be made, and recorded on the Grid, in accordance with the Loan Agreement.

Upon the occurrence of any Event of Default under the Loan Agreement, the then outstanding principal amount of this Note, together with the then outstanding accrued interest thereon, is convertible, at the sole discretion, of the Holder into shares of the Borrower's Common Stock.  Such right of conversion shall be exercised by Holder by delivery of a written notice to the Maker stating that the Holder elects to convert the outstanding principal and/or accrued interest under this Note into shares of the Borrower's Common Stock, and by surrender of this Note to the Maker at its principal office (or such other office or agency of the Maker as the Maker may designate by notice in writing to the Holder).  The conversion date shall be the date the Maker receives such conversion notice from the Holder.  Holder shall have the right to convert all or a portion of the outstanding principal amount of the Note, plus accrued interest.  If less than the entire outstanding principal amount and accrued interest is being converted, then the Maker shall promptly issue a replacement Note to the Holder for such amount that was not converted.  Notwithstanding anything to the contrary contained herein, this Note is convertible into a maximum of 14.9% of the shares of Common Stock then outstanding, and in no event will exceed 19.9% of the shares of Common Stock outstanding on the date of issuance of this Note.

Maker represents and warrants to Holder that this Note constitutes a valid and legal obligation of Maker, which may be enforced pursuant to its terms.

In the event of an Event of Default pursuant to the Loan Agreement, from and after the date on such Event of Default and until paid in full, the amounts due hereunder shall bear interest at a rate per annum equal to the lesser of (a) twenty-five percent (25%) and (b) the maximum rate permitted by applicable law.  Without limiting the scope or generality of any other obligations of Maker, Maker agrees to pay the Holder hereof all fees and costs, including without limitation,  attorneys’ fees, paralegal fees, and court costs, incurred by or on behalf of Holder with respect to or related to the enforcement of this Note, whether or not suit is brought.

The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall arise.  No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless it is set forth in a written document executed by Holder and then only to the extent specifically recited therein.  A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

Subject to the terms and conditions contained herein, Maker hereby: (a) waives demand, presentment for payment, protest, notice of protest, filing of suit and diligence in collecting this Note; (b) agrees that Holder shall not be required first to institute any suit, or to exhaust its remedies against Maker, or any other Person liable hereunder in order to enforce payment of this Note; (c) consents to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration to any of the foregoing; and (d) agrees that, notwithstanding the occurrence of any of the foregoing (except the express written release by Holder), Maker shall be and remain, liable for all sums due under this Note.

Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the masculine shall include the feminine and the neuter, and the words “Maker” and “Holder” shall be deemed to include Maker and Holder as defined herein and their respective successors and assigns.

This Note shall be construed and enforced in accordance with the Governing Law, defined above.  In the event of any litigation concerning this Note, exclusive venue thereof will be in a state or federal court sitting in the Southern District of Florida. The Holder does not intend to violate any applicable usury laws.  Accordingly, all agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the money to be advanced hereunder (including all interest on this Note and aggregate of all other amounts taken, reserved or charged pursuant to this Note, which, under applicable laws is or may be deemed to be interest) exceed the maximum rate allowed by Governing Law.  If, from any circumstances whatsoever, fulfillment of any obligation of this Note, at the time performance of such obligation shall be due, shall cause the effective rate of interest upon the sums evidenced hereby to exceed the maximum rate of interest allowed by applicable law, then, the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under the Governing Law and to the extent that the Holder shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to the Maker.  This provision shall control every other provision of all agreements between the Maker and the Holder.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

THE HOLDER AND THE MAKER, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS NOTE.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS BY OR AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS BY OR AGAINST PARTIES OTHER THAN THE HOLDER AND THE MAKER. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE MAKER, AND THE MAKER HEREBY REPRESENTS THAT NO REPRESENTATION OF FACT OR OPINION HAS BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE MAKER FURTHER REPRESENTS THAT IT HAS BEEN, OR HAS HAD AN OPPORTUNITY TO BE, REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS NOTE BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED, OR HAS HAD AN OPPORTUNITY TO DISCUSS, THIS WAIVER WITH SUCH COUNSEL.  The provisions of this paragraph and the other provisions of this Note have been fully negotiated by the parties and these provisions shall be subject to no exceptions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed this Note effective as of the Effective Date.

MAKER:

CollabRx, Inc.

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____ day of January, in the year 2015, before me, the undersigned, personally appeared ___________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Name:
My commission expires:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Accrued Interest/Principal Paid	Unpaid Principal Balance	Notation Made By